UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 21, 2022

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 20, 2022, the Board of Directors (the “Board”) of ESS Tech, Inc. (the “Company”), acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective immediately.
Among other things, the Amended and Restated Bylaws update and revise the advance notice procedures for the nomination of directors or the proposal of other business at stockholder meetings; eliminate inoperative provisions; and make a variety of other language and conforming changes and other technical edits and updates (including to account for changes in Delaware law).
The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.
3.1	Amended and Restated Bylaws of ESS Tech, Inc. dated October 20, 2022
104	Cover page interactive data file

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: October 21, 2022

ESS TECH, INC.

By:	/s/ Amir Moftakhar
Name:	Amir Moftakhar
Title:	Chief Financial Officer